UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2011

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Amendment No. 4 to CoBank Credit Facility

On December 16, 2011, Pilgrim's Pride Corporation, a Delaware corporation (the “Company”), its subsidiaries, To-Ricos, Ltd. and To-Ricos Distribution, Ltd. (together, the “To-Ricos Borrowers”), and the other subsidiaries of the Company party thereto, entered into Amendment No. 4 (the “CoBank Amendment”) to the Credit Agreement dated as of December 28, 2009 (as amended, the “CoBank Credit Facility”), by and among the Company, the To-Ricos Borrowers, the other subsidiaries of the Company party thereto, CoBank, ACB, as Administrative Agent and Collateral Agent, and the various financial institutions party thereto (collectively, the “Lenders”).

The CoBank Amendment, among other things:

•
Eliminates the requirement for the Company to comply with the consolidated tangible net worth financial covenant under the CoBank Credit Facility for the fiscal quarter ended December 25, 2011 and, if the Plan Sponsor Supplemental Funding Time (as described below) is extended to a time after 5:00 p.m. (New York time) on March 24, 2012, the fiscal quarter ended March 25, 2012;

•
Amends the fixed charge coverage ratio and the senior secured leverage ratio under the CoBank Credit Facility, so that when testing of these financial covenant ratios resumes September 24, 2012, the Company can calculate these financial covenant ratios based upon a specified number of fiscal quarters selected by the Company. Prior to the CoBank Amendment, the Company was required to calculate these financial covenant ratios based solely on the financial performance of the Company from and after September 24, 2012, with such results multiplied by a predetermined formula for specified fiscal quarters;

•
Suspends the requirement of JBS USA Holdings, Inc. (“JBS USA”) to make a loan in the principal amount of $50.0 million (the “Supplemental June 2011 Loan”) triggered upon the Company's availability under the revolving loan commitment in the CoBank Credit Facility being less than $200.0 million pursuant to the terms of the JBS Subordinated Loan Agreement (as defined below). In the event that the Offering (as defined below) is not consummated by the Plan Sponsor Supplemental Funding Time, JBS USA, upon the occurrence of the event described above, will be required to make the Supplemental June 2011 Loan to the Company. In the event that the Offering does occur, as described below, the obligation of JBS USA to make the Supplemental June 2011 Loan will be terminated;

•
Provides that if, on or prior to the Plan Sponsor Supplemental Funding Time, the Company issues common equity or receives equity contributions that result in the Company receiving in cash an aggregate gross amount equal to or greater than $175.0 million (the “Offering”), then (1) the cash proceeds received by the Company from the Offering will not be required to be paid to the Lenders as a mandatory prepayment, (2) any prepayment of principal or interest in respect of the outstanding $50.0 million term loan made by JBS USA to the Company in June 2011 pursuant to the JBS Subordinated Loan Agreement is allowed to be made with proceeds received by the Company and (3) the existing obligation of JBS USA to make the Supplemental June 2011 Loan pursuant to the terms of the JBS Subordinated Loan Agreement will be terminated. The Plan Sponsor Supplemental Funding Time means a time not later than 5:00 p.m. (New York time) on March 24, 2012, which may be extended under certain circumstances at the sole discretion of the Administrative Agent, as described in the CoBank Amendment, to a time no later than April 24, 2012; and

•
Provides that if the Offering occurs, then (1) the senior secured leverage ratio covenant will be set at levels more favorable to the Company after June 30, 2013 and (2) the consolidated tangible net worth financial covenant will be modified to reduce the level of net worth of the Company required to satisfy such financial covenant.

Amendment No. 2 to JBS Subordinated Loan Agreement

On December 16, 2011, the Company and JBS USA entered into Amendment No. 2 to Subordinated Loan Agreement (the “JBS Amendment”), dated as of December 16, 2011, to the Subordinated Loan Agreement, dated as of June 23, 2011, between the Company and JBS USA (as amended, the “JBS Subordinated Loan Agreement”). The JBS Amendment, among other things, provides that, any prepayment of principal or interest in respect of the outstanding $50.0 million term loan made by JBS USA to the Company in June 2011 pursuant to the JBS Subordinated Loan Agreement is allowed to be made with proceeds received by the Company from the Rights Offering. Under the JBS Amendment, the Rights Offering means the rights offering to be conducted by the Company on terms previously approved by the Audit Committee of the Company's Board of Directors, whereby the holders of common stock of the Company would receive a specified share purchase right for each share of common stock of the Company, subject to adjustments to eliminate fractional rights, with each whole right entitling the holder to purchase one share of common stock of the Company at a price of $4.50 per share, that results in the Company receiving an aggregate gross amount equal to or greater than $200.0 million, including JBS USA's written commitment in advance of the offering (and fulfillment of such commitment) to exercise in full its basic subscription and oversubscription rights.

The JBS Amendment also provides that if at any time following the Plan Sponsor Supplemental Funding Time the Company's availability under the revolving loan commitment in the CoBank Credit Facility is less than $200.0 million, JBS USA will promptly make an additional loan in the amount of its Additional Commitment. The Additional Commitment means (1) $0.00 if the Company consummates the Rights Offering on or before the Plan Sponsor Supplemental Funding Time and (2) $50.0 million in all other cases.

In accordance with the Company's Amended and Restated Certificate of Incorporation, the JBS Amendment and the transactions contemplated by the JBS Amendment were reviewed, evaluated and unanimously approved by the Audit Committee of the Board of Directors of the Company.

First Amendment to Amended and Restated ING Credit Agreement

On December 13, 2011, Avícola Pilgrim's Pride de México, S.A. de C.V. (“Avicola”), Pilgrim's Pride, S. de R.L. de C.V. (“PPS”, together with Avicola, the “Borrowers”), certain subsidiaries of the Borrowers (the “Subsidiary Guarantors”), the several banks and other financial institutions parties thereto constituting all of the lenders, and ING Capital LLC, as administrative agent and lead arranger entered into a First Amendment to Amended and Restated Credit Agreement (the “ING Amendment”) to that certain Amended and Restated MXN$557,415,000 Credit Agreement dated as of October 19, 2011 (the “ING Credit Agreement”) by and among the Borrowers, the Subsidiary Guarantors, the several banks and other financial institutions party thereto and ING Capital LLC, as administrative agent and lead arranger.

The ING Amendment, among other things, adds HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero as a lender under the ING Credit Agreement with a revolving loan commitment of an aggregate principal amount of up to MXN$278,707,500. This commitment, when combined with the revolving loan commitment of the existing lender under the ING Credit Agreement, results in total revolving loan commitments in an aggregate principal amount of up to MXN$557,415,000 (the “Revolving Loan Commitment”).

The ING Amendment, among other things, modifies the covenant restricting the Borrowers' and their subsidiaries' ability to declare or pay dividends or make other restricted payments. Specifically, under the ING Amendment, Avicola may pay dividends or make other restricted payments to the Company in an amount not to exceed in the aggregate MXN$250,000,000 during the term of the ING Credit Agreement if certain conditions are satisfied, including a condition that Availability (as such term is defined in the ING Credit Agreement) is at least 100% of the Revolving Loan Commitment, less any letter of credit liability under the ING Credit Agreement.

The foregoing description of the CoBank Amendment, the JBS Amendment, the ING Amendment and the transactions contemplated by the CoBank Amendment, the JBS Amendment and the ING Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the CoBank Amendment, the JBS Amendment and the ING Amendment, which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “First Amendment to Amended and Restated ING Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1
Amendment No. 4 to Credit Agreement dated as of December 16, 2011, among Pilgrim's Pride Corporation, To-Ricos, Ltd., To-Ricos Distribution, Ltd., the various subsidiaries of Pilgrim's Pride Corporation party thereto, the various financial institutions party thereto, and CoBank, ACB, as administrative agent for the lenders.

10.2	Amendment No. 2 to Subordinated Loan Agreement dated as of December 16, 2011, between Pilgrim's Pride Corporation and JBS USA Holdings, Inc.
10.3
First Amendment to Amended and Restated MXN$557,415,000 Credit Agreement dated as of December 13, 2011, by and among Avícola Pilgrim's Pride de México, S.A. de C.V. and Pilgrim's Pride, S. de R.L. de C.V., as borrowers, the subsidiaries of the borrowers party thereto, the several banks and other financial institutions party thereto and ING Capital LLC, as administrative agent and lead arranger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: December 19, 2011	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer